Exhibit 23.1 Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the Registration Statement Nos. 333-31366 and 333-168758 on Form S-8 of our report dated June 17, 2022, which appears in this annual report on Form 11- K of the HNI Corporation Profit Sharing Retirement Plan for the year ended December 31, 2021. /s/ Baker Tilly US, LLP Minneapolis, Minnesota June 17, 2022 Baker Tilly US, LLP, trading as Baker Tilly, is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities. © 2020 Baker Tilly US, LLP